UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Commission File No. 001-31990

TEL-INSTRUMENT ELECTRONICS CORP.

(Name of Registrant as specified in its charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tel-Instrument Electronics Corp.

One Branca Road

East Rutherford, NJ 07073

NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

February 14, 2022

The annual meeting of shareholders (the “Annual Meeting”) of Tel-Instrument Electronics Corp. (the “Company”) will be held at the Company’s principal office, One Branca Road, East Rutherford, NJ 07073, on Monday, February 14, 2022, at 3:00 p.m. EST, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect five directors for one year terms.

2.	To ratify the appointment of FRIEDMAN, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022.

3.	To consider and conduct a non-binding advisory vote on a proposal to approve the Company’s executive compensation.

4.	To consider and conduct a non-binding advisory vote, the frequency of executive compensation votes.

5.	To act upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

Shareholders of record at the close of business on January 3, 2022 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment thereof.

We hope that you are able to attend our Annual Meeting.

Whether or not you plan to attend the meeting in person, please vote as soon as possible by marking, dating, and signing the enclosed Proxy Card exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised, in the manner set forth in the Proxy Statement, and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter properly brought before the meeting.

This Proxy Statement, the accompanying form of Proxy Card and President’s Letter are being mailed on or about January 11, 2022, to shareholders entitled to vote. The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and Quarterly Report on Form 10-Q for the period ended September 30, 2021, which contain consolidated financial statements, are being mailed with this Proxy Statement, but are not a part of the proxy solicitation materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

to be held on February 14, 2022.

This Proxy Statement, the Annual Report on Form 10-K for fiscal year ended March 31, 2021, and Quarterly Report on Form 10-Q for the period ended September 30, 2021, are available at our corporate website at www.telinstrument.com under “Company” and then go to “Investor Relations”.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey C. O’Hara

Jeffrey C. O’Hara

President and Chief Executive Officer

Tel-Instrument Electronics Corp.

One Branca Road

East Rutherford, NJ 07073

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

February 14, 2022

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies

This Proxy Statement and Proxy Card are furnished in connection with the solicitation of proxies by Tel-Instrument Electronics Corp. (the “Company” or “Tel”) for use at the annual meeting of shareholders to be held at 3:00 p.m. EST, on Monday, February 14, 2022, at the Company’s facilities located at One Branca Road, East Rutherford, NJ 07073, or at any adjournment or postponement thereof (the “Annual Meeting”). The Company’s Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended March 31, 2021 (the “Annual Report”), and our Quarterly Report on Form 10-Q for the period ended September 30, 2021, have been mailed to you with this Proxy Statement, but are not part of the proxy soliciting material.

You may vote at the meeting in person or by proxy. We recommend that you vote, sign and date the enclosed Proxy Card, and return it promptly in the enclosed postage paid envelope, even if you plan to attend the meeting. You can always change your vote at the meeting in the manner set forth below under “Revocability of Proxies.” Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for some, all, or none of the director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

All shares of common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock represented at the meeting by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies, on which no specification has been made, will be voted: (1) for the election of the nominees for director named herein, (2) for the ratification of Friedman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022, (3) for the non-binding advisory vote on executive compensation and (4) for the advisory vote on the frequency of the advisory vote on executive compensation for one year.

If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment. The Company is unaware of any matters which will be submitted to shareholders for action, other than as stated in the Proxy Card.

This Notice of Annual Meeting, this Proxy Statement, and the related Proxy Card are first being mailed to shareholders on or about January 11, 2022.

Record Date and Outstanding Common Stock

The Board of Directors (the “Board”) has fixed the close of business on January 3, 2022, as the record date (the “Record Date”) for determining the holders of outstanding shares of common stock entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 3,255,887 shares of common stock issued, outstanding, and entitled to vote. In addition, there are 500,000 shares of Series A Convertible Preferred Stock outstanding, with voting rights equivalent to 1,000,000 shares of common stock, and 166,667 shares of Series B Convertible Preferred Stock outstanding, with voting rights equal to 500,001 shares of common stock.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the Record Date. Holders of Series A Convertible Preferred Stock and Series B Convertible Stock will vote on an as-converted basis with the holders of common stock. There are 500,000 shares of Series A Convertible Preferred Stock outstanding, with voting rights equivalent to 1,000,000 shares of common stock, and 166,667 shares of Series B Convertible Preferred Stock outstanding, with voting rights equal to 500,001 shares of common stock. Shareholders are entitled to vote their shares for each proposal and for each nominee, and cumulative voting is not permitted. Shareholders may vote separately for each nominee.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or nominee (the “Record Holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the Record Holder how to vote your shares, and the Record Holder is required to follow your instructions. If you do not give instructions to your bank, broker or nominee, it will nevertheless be entitled to vote your shares in its discretion for the ratification of the independent auditors, but will not be permitted to vote on any other matters, including Proposal 1, Election of Directors, and any other matters which may be submitted properly at the meeting, and your shares will be considered broker non-votes on these matters, if any. Broker non-votes on a proposal are shares held by brokers that do not have discretionary authority to vote on the matter, have not received voting instructions from their clients and do not vote on specific proposals.

The presence in person or by proxy, of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at a meeting. An affirmative vote of a majority of the shares of common stock present in person or by proxy, at a meeting where there is a duly constituted quorum is necessary to adopt any matter submitted for vote. All votes will be tabulated by the inspector of election for the meeting appointed by the directors and who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Proxies, properly executed by the beneficial owner of the shares, on which no specification has been made will be counted for quorum purposes and voted for the election of the nominees for director listed below, for ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm, for the non-binding advisory vote on executive compensation, for the non-binding advisory vote on executive compensation, for the advisory vote on the frequency of the advisory vote on executive compensation, and for other matters that are properly raised at the meeting, we will use our best judgment to vote your proxy. As of the date of this Proxy Statement, we are unaware of any other matters to be voted on. If you mark the Proxy Card indicating withholding of your vote, the equivalent to abstaining, your proxy will be counted in determining the quorum, but will not be a vote cast and, therefore, it will have the effect of a vote cast “against” the proposal.

Tel will pay the expenses incurred in connection with the solicitation of proxies and we are soliciting proxies principally by mail. In addition, directors, officers, and regular employees may solicit proxies, personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held by them, as of the Record Date, and will reimburse such persons for their reasonable expenses so incurred.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by; (a) executing a later-dated proxy relating to the same shares and meeting and delivering it to our Corporate Secretary before the vote at the meeting; (b) filing a written notice of revocation bearing a later date than his proxy, with our Corporate Secretary, before the vote at the meeting; or (c) appearing in person at the meeting, filing a written notice of revocation with the Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Tel-Instrument Electronics Corp., One Branca Road, East Rutherford, NJ 07073; Attention: Pauline X. Romeo

Householding of Proxy Materials

To reduce printing costs and postage fees of sending duplicate proxy materials, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, shareholders who have the same address and last name and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and receive only one set of proxy soliciting materials and would like to request a separate copy of these materials, please send your request to the Company, One Branca Road, East Rutherford, NJ 07073; Attention: Pauline X. Romeo. We will deliver the requested documents promptly upon your request.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

The Board currently consists of five directors elected annually. Pursuant to the Company’s By-Laws, the number of directors shall be not less than three and not more than nine directors, and the directors may elect a director to fill a term until the following annual meeting of shareholders, provided that there is an opening. The five director candidates named below have been nominated for one-year terms. Please see “Nominating Committee” below for the Company’s nominating procedures

Each candidate currently serves as a director. None of the candidates, except for Jeffrey O’Hara, who serves as President and Chief Executive Officer, are employed by the Company; Messrs. Leon, Rice, and Walker are independent as defined in the rules of the Securities and Exchange Commission (“SEC”).

It is intended that votes will be cast pursuant to the enclosed proxy card for the election of the nominees listed in the table below, except for those proxies that expressly withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and each proxy will be voted for the number of shares held for each of the five nominees (unless authority is withheld). If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the appointed proxies may recommend in the place of such nominee. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting, where a quorum is present, shall be elected to the Board for one year and until their successor is duly elected and qualified. (The number of shares voted “For” a nominee must exceed the number of shares voted “Withhold Authority for that Nominee.”) The officers, directors, and affiliates, who own approximately 48% of the outstanding shares of common stock (See “Security Ownership” below), have stated that they will vote their shares for the five nominees listed below. The Board recommends that shareholders vote FOR each of the nominees listed below. Unless you indicate otherwise, your proxy will be voted for the election of the nominees listed below.

Information Regarding the Nominees

Robert H. Walker (1) (2) (5) (Age 85)	Director and Chairman of the Board	1984

Jeffrey C. O’Hara, CPA (3) (4) (Age 63)	Director; President and Chief Executive Officer	1998

Stephen A. Fletcher (3) (Age 61)	Director	2011

George J. Leon (1) (2) (Age 78)	Director	1986

Robert A. Rice (1) (2) (Age 66)	Director	2004

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Mr. Fletcher is the son of Mr. Harold K. Fletcher, the former Chairman of the Company who passed away in 2011, and the brother-in-law of Jeffrey C. O’Hara, the Company’s Chief Executive Officer.
(4)	Mr. O’Hara has served as a member of the Board since 1998 and was appointed President of the Company in 2007, and as Chief Executive Officer in December 2010.
(5)	Mr. Walker has served as a member of the Board since 1984 and was appointed Chairman of the Board in April 2011.

Background of Directors

Robert H. Walker has served as member of our Board since 1984 and was elected Chairman of the Board in April 2011. Mr. Walker, prior to his retirement in 1998, had served as Executive Vice President of Robotic Vision Systems, Inc., which designs, manufactures, markets, and sells automated two-dimensional and three-dimensional machine vision-based products and systems for inspection, measurement, and identification. Mr. Walker also served as Chief Financial Officer of that Company, whose shares were listed on the NASDAQ National Market. Mr. Walker qualifies as the Company’s “Audit Committee Financial Expert” as defined in the regulations promulgated under the Securities Exchange Act.

Mr. Walker’s qualifications for serving on the Board include his experience and expertise in accounting and financial reporting, complex financial transactions, and corporate governance, as well as operations and general manufacturing.

Jeffrey C. O’Hara, CPA has served as a member of the Board since 1998, and was made a Vice President in 2005, COO in 2006, and has been President since 2007. Mr. O’Hara was made CEO of the Company in December 2010. Prior to joining the Company, Mr. O’Hara held various management positions at General Motors, and other mid-sized private companies. Mr. O’Hara has extensive financial, marketing and operations experience and he has held executive positions as both a Chief Financial Officer and President. Mr. O’Hara has also served on several Boards of other companies.

We believe that Mr. O’Hara’s qualifications for serving on the board include his expertise in general management, finance, corporate governance, and strategic planning, as well as his extensive experience in manufacturing and operations and M&A.

Stephen A. Fletcher is the former Chief Executive Officer of Rand McNally, where he actively led the transformation of this 160-year American company from mapmaker and publisher to digital electronics and telematics provider for automotive and heavy-duty truck industries. Prior to Rand McNally, Mr. Fletcher served as a WW general manager at Kodak for more than six years and led a far-reaching organization with operations around the globe. Before Kodak, he was President and COO of Konica Minolta Printing Solutions in Ramsey, New Jersey. Mr. Fletcher was also President and CEO of the Tally Printer Corporation in Seattle, Washington and held marketing management positions at Apple Computer and Hewlett Packard.

We believe that Mr. Fletcher’s qualifications to serve on the Board include general management expertise, manufacturing and operations experience, strategic planning expertise, corporate governance expertise as well as marketing expertise.

George J. Leon has served as a member of the Board since 1986. Mr. Leon has substantial experience in finance and legal matters, and as an investment manager. He is and has been an investment manager and beneficiary of the George Leon Family Trust for more than seven (7) years.

Mr. Leon’s qualifications for serving on the Board include his considerable expertise in finance, legal, corporate development, and corporate governance.

Robert A. Rice has served as a member of the Board since 2004. Mr. Rice is, and has been for more than seven (7) years, President and Owner of Spurwink Cordage, Inc. a textile manufacturing company located in New England, and is experienced in securities matters and business management.

Mr. Rice’s qualifications for serving on the Board include his in-depth expertise in finance and related functions as well as general management and business, and his extensive experience in operations.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

The Board is responsible for supervision of the overall affairs of the Company. The Board held four meetings during the fiscal year 2021, and each of the nominee directors attended three of the meetings, and three of the nominee directors attended one meeting during the fiscal year 2021. The Company expects directors to attend all Board, committee, and shareholder meetings. Three of the members of the Board, Messrs. Leon, Rice and Walker, are independent as defined in the rules of the Securities and Exchange Commission (“SEC”).

Robert H. Walker was elected Chairman of the Board by the Board at its April 13, 2011, meeting of the Board upon the passing of Harold K. Fletcher who had been Chief Executive Officer and Chairman of the Board since 1982. Jeffrey C. O’Hara was elected the Chief Executive Officer in December 2010.

The Board and, separately, the Audit Committee review and provide oversight of risks and potential risks involving the Company’s operations. The Board reviews and evaluates the process used to assess major risks facing the company and to periodically review assessments prepared by senior management of such risks, as well as options for their mitigation. Frequent interaction between the directors and members of senior management assists in this effort. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements.

To assist it in carrying out its duties, the Board has delegated certain authority to committees. The Board has established standing Audit and Compensation Committees, and has delegated nominating responsibility to the three members of the Board who are independent under SEC Rules. Our Audit and Compensation Committees consist of only independent, non-employee directors.

Code of Conduct

The Company has had corporate governance standards and policies, regulating officer, director, and employee conduct for many years. In fiscal 2004, we reviewed our standards and policies and incorporated them into our Code of Business Conduct, which we believe satisfies the rules promulgated by the SEC. The Code of Business Conduct applies to all employees, including our Chief Executive Officer and our Principal Accounting Officer, and is available to any shareholder free of charge, by submitting a written request to the Company, One Branca Road, East Rutherford, NJ 07073: Attention: Pauline X. Romeo

Audit Committee

The Board established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is comprised of Messrs. Walker (Chairman), Leon, and Rice. Messrs. Walker, Leon, and Rice are independent, as that term is defined under the Exchange Act, and Mr. Walker is a financial expert as defined in the rules promulgated by the SEC pursuant to the Exchange Act. Mr. Walker served as director and Executive Vice President of Robotic Vision Systems, Inc., a reporting company, and as its principal financial officer for over 15 years.

The Audit Committee reviews the Company’s financial statements, and oversees the Company’s accounting, audits, internal controls, and adherence to its Business Conduct Guidelines. The Committee also appoints and recommends to the Board the Company’s independent registered public accounting firm and reviews, evaluates, and approves the independent registered public accountants’ compensation, services performed, and procedures for ensuring its independence with respect to the Company. The Board has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

During fiscal 2021, all three members of the Audit Committee attended all four (4) of the Audit Committee meetings. In the opinion of the Board, and as defined in the rules of the Securities and Exchange Commission (“SEC”). Messrs. Walker, Leon and Rice are independent of management and free of any relationship which might interfere with their exercise of independent judgment as members of this committee.

The Audit Committee has: (i) reviewed and discussed with management, and with Friedman LLP , (the “Auditors”) the Company’s audited financial statements for the fiscal year ended March 31, 2021; (ii) discussed with the Auditors the matters required to be discussed by PCAOB Standard 16, as amended, as adopted by the Public Company Accounting Oversight Board; (iii) received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence; and (iv) discussed with the Auditors their independence from the Company. The Audit Committee has also discussed with management of the Company and the Auditors such other matters and received such assurances from them as it deemed appropriate. The Audit Committee meets regularly with management and the Auditors, and then with the Auditors without management present, to discuss the result of the Auditors examination, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for the fiscal year ended March 31, 2021, be included in the Company’s Annual Report for filing with the SEC.

Audit Committee of the

Board of Directors

Robert H. Walker, Chairman

George J. Leon

Robert A. Rice

Compensation Committee

The Compensation Committee, consisting of George J. Leon, Chairman, Robert A. Rice and Robert H. Walker, is responsible for (i) reviewing and evaluating employee stock and other compensation programs and plans, (ii) determining the compensation of the Chief Executive Officer, and (iii) approving compensation arrangements, including keyman incentive compensation and stock option grants, for management and other employees. The Board created the Compensation Committee by resolution giving it the foregoing authority, but the committee does not have a written charter.

The Compensation Committee met once during the 2021 fiscal year; Messrs. Leon, Rice and Walker attended the meeting. Messrs. Leon, Rice and Walker are independent, as defined in the rules of the SEC. See “Executive Compensation” below for a discussion of the Committee’s processes and procedures for reviewing and determining compensation.

Nominating Committee

The Board designated George J. Leon, Robert A. Rice and Robert H. Walker, each of whom is not an employee of the Company, and is an independent director under SEC Rules, to act as a Nominating Committee of the Board pursuant to a “Procedures Resolution” adopted by the Board. The Committee does not have a formal charter.

The Board directed that candidates for director should have a commitment to enhancing long term shareholder value and possess a high level of personal and professional ethics and sound business judgment. In addition, they should have (a) experience in business, finance, technology, or administration, (b) familiarity with the Company, its technology, business, and industry, and (c) appreciation of the relationship of the Company’s business to changing needs in our society. In order to identify director candidates, the Committee relies on its and the Board’s personal business experience and contacts, and its evaluation of any recommended candidates. The Committee does not intend to retain consultants to identify candidates.

The Board unanimously concluded that it is not appropriate to have a specific policy with regard to shareholder communications to the Board related to the recommendations of director candidates, because (a) the officers, directors and one affiliate shareholder, collectively, own approximately 48% of the outstanding shares, (b) the remaining shares are relatively widely held, and (c) shareholders have not submitted recommendations or comments in the past. The Nominating Committee will consider any shareholder communication and any recommendations, if made in accordance with the following paragraph, by shareholders owning more than 5% of the outstanding stock for over one year, and will make its recommendations for nominees based on the criteria set forth above. No shareholder recommendations from shareholders owning more than 5% of the outstanding shares were received in connection with the Annual Meeting scheduled for February 14, 2022.

If a shareholder (or shareholders), who has beneficially owned at least 5% of the outstanding common stock, for at least one (1) year, wishes to submit to the Nominating Committee a recommendation for a nominee as a director, for consideration in connection with the 2021 annual meeting, they may send their recommendation to the Company, Attention: Pauline X. Romeo, by no later than October 1, 2022. The written recommendation must (a) identify the nominee, (b) identify the shareholder or shareholders making the recommendation, (c) provide a written consent of both the recommending shareholder and the recommended nominee to be identified in the Proxy Statement, and (d) provide proof that the security holder or group satisfies the ownership and holding period specified above. The Committee will consider shareholder recommendations, but is not obligated to submit any recommendations to the Board or the shareholders. (See “Shareholder Proposals” below.)

The five candidates for directors being submitted to shareholders pursuant to this Proxy Statement were recommended to the Board by the Nominating Committee.

Compensation of Independent Directors

Directors who are not employees or officers of the Company receive (a) $1,250 in cash and options, at the then market price, to purchase 1,000 shares of common stock for attendance at each in-person Board or standing committee meeting and (b) $625 in cash and options to purchase 500 shares for attendance at each formal telephonic meeting of the Board or of a standing committee. Non-employee directors may elect annually to accept the foregoing compensation or waive the stock option element and receive $2,500 in cash for attendance at the in-person meeting and $1,250 in cash for each formal telephone meeting. During the fiscal year ended March 31, 2021, non-employee directors received the following compensation pursuant to this plan.

Name	Cash Compensation	Option Awards ($)(1)	Total $
George J. Leon	$10,000	$-0-	$10,000
Robert A. Rice	$10,000	$-0-	$10,000
Robert H. Walker (2)	$10,000	$-0-	$10,000
Stephen A. Fletcher	$5,000	$-0-	$5,000

(1)

Amounts in this column represent the fair value at date of grant required by Financial Accounting Standards Board ASC Topic 718 to be included in our financial statements for each option granted during fiscal year 2021. See Note 16 to Notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K. No options were granted to directors during fiscal year 2021.

(2)	In addition to the above compensation, Mr. Walker received a monthly stipend of $2,400 for his additional responsibility as Chairman of the Board.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF FRIEDMAN LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected Friedman LLP as the Company’s independent registered public accounting firm for the current fiscal year ending March 31, 2022. The Audit Committee has directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the selection of Friedman LLP as the Company’s independent registered accounting firm is not required by the Bylaws or otherwise, however, the Audit Committee and Board are submitting the selection of Friedman LLP for ratification because they value the shareholders’ views on this matter. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Friedman LLP. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

A representative of Friedman LLP will be present at the Annual Meeting. The representative will have the opportunity to make a statement and respond to appropriate questions.

Fees Paid to Friedman , LLP

For the fiscal years ended March 31, 2021, and 2020, professional services were performed by Friedman LLP, the Company’s independent registered public accountants, and fees were paid to it by the Company, as follows:

	2021	2020
Audit Fees and Expenses	$147,050	$157, 620
Audit-Related Fees	-	-
Total Audit and Audit-Related Fees	147,050	157, 620
Tax Fees	-	-
All Other Fees	-	-
Total	$147,050	$157, 620

Audit Fees. This category includes the audit of the Company’s consolidated financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. It also includes advice on accounting matters which arose during, or as a result of, the audit or the review of interim financial statements, and services which are normally provided in connection with regulatory filings, or in an audit engagement. Friedman LLP performed the audit for the fiscal year ended March 31, 2020, and the reviews. Friedman LLP performed the audit for the fiscal year ended March 31, 2021, and the reviews.

Audit Related Fees, Taxes and Other Fees. No fees under these categories were paid to Friedman LLP in 2021 and/or 2020.

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services

The Audit Committee has established a policy which requires it to specifically pre-approve all audit and permissible non-audit services, including audit-related and tax services, if any, to be provided by the independent registered public accountant. Preapproval is generally provided for up to one year and is detailed as to the particular service or category of service to be performed, and is subject to a detailed budget. The auditor and management are required to report periodically to the Audit Committee regarding the extent and quality of services performed and the amount of fees paid to date, in accordance with the pre-approval.

The Audit Committee pre-approved Friedman LLP’s fees and services in fiscal years 2021 and 2020 described above.

The officers, directors and one affiliate shareholder, who collectively own approximately 48% of the outstanding common stock, have stated that they will vote their shares for ratification of the appointment of Friedman LLP.

THE BOARD RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF FRIEDMAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY, PROVIDING THAT A QUORUM CONSISTING OF A MAJORITY OF OUTSTANDING SHARES IS PRESENT, WILL RATIFY THE APPOINTMENT OF FRIEDMAN LLP.

SECURITY OWNERSHIP

The following table sets forth information known to the Company with respect to the beneficial ownership as of January 3, 2022, of the Company’s common stock, $.10 par value, of (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each director and nominee, (iii) named executive officer (the “NEO”), and (iv) all current directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned		Percentage of Class (1)

Named Directors and Officers
Stephen A. Fletcher	3,200	(2)	0.1%
3995 Oleander Court
Orange Beach, AL 36561

George J. Leon, Director	455,971	(3)	14.0%
168 Redpath Avenue
Toronto, Ontario, Canada M4P2K6

Jeffrey C. O’Hara, Director, CEO and President	254,356	(4)	7.8%
853 Turnbridge Circle
Naperville, IL 60540

Robert A. Rice, Director	75,564		2.3%
5 Roundabout Lane
Cape Elizabeth, ME 04107

Robert H. Walker, Director, Chairman	75,053		2.3%
27 Vantage Court
Port Jefferson, NY 11777

All Officers and Directors as a Group (6 persons)	864,144		26.5%

Vincent J. Dowling	803,218	(5)	21.9%
54 Ledyard Road
West Hartford, CT 06117

Mrs. Sadie Fletcher	640,907	(6)	19.7%
657 Downing Lane
Williamsville, NY 14221

Vincent J. Dowling, Sr.	266,842	(7)	7.6%
102 Island Creek Drive
Indian River Shores, FL 32963

Pauline X. Romeo, CAO	0	(8)	0.0%
1 Branca Road
East Rutherford, NJ 07073

Joseph P. Macaluso, former CAO	0	(9)	0.0%
1 Branca Road East Rutherford, NJ 07073

SECURITY OWNERSHIP (continued)

(1)

The class includes 3,255,887 shares outstanding plus shares outstanding under Rule 13d-3(d) (1) under the Exchange Act. The common stock, deemed to be owned by the named parties, includes stock which is not outstanding but is subject to currently exercisable options held by the individual named. The foregoing information is based on reports made by the named individuals.

(2)

Mr. Stephen A. Fletcher is the son of Mr. Harold K. Fletcher, former Chief Executive Officer, and director of the Company. Mr. Stephen A. Fletcher is the son of Mrs. Sadie Fletcher who beneficially owns 640,907 shares by virtue of the Estate of Harold K. Fletcher. Mr. Fletcher disclaims beneficial ownership of the shares owned by the Estate of Harold K. Fletcher.

(3)

Includes 423,621 shares owned by the George Leon Family Trust, of which Mr. Leon is a beneficiary. Mr. Leon acts as a manager of the trust assets pursuant to an informal family, oral arrangement and the filing of this statement shall not be construed as an admission that Mr. Leon is the beneficial owner of these shares.

(4)	Includes 10,000 shares subject to currently exercisable stock options owned by Mr. O’Hara.

(5)

Based on Form 4 filed with the SEC on March 27, 2019, and furnished to the Company. Includes 1,000,000 shares of common stock that may be acquired upon conversion of the Series A Convertible Preferred Stock as well as an additional 190,222 shares that may be acquired based on accrued dividends. The Holder(s) of the Series A Convertible Preferred Stock can vote together with the holders of the Company’s common stock (“Common Stock”) on an as-converted basis on each matter submitted to a vote of holders of Common Stock (whether at a meeting of shareholders or by written consent). In any such vote, the number of votes that may be cast by a Holder shall be equal to one (1) vote for each Conversion Share underlying such Holder’s outstanding shares of Series A Convertible Preferred Stock, subject to adjustment based on the applicable Maximum Conversion Amount, as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent.

(6)

Represents 640,907 shares owned by the Estate of Harold K. Fletcher, former Chief Executive Officer, and director of the Company. Mrs. Fletcher is the mother of Stephen A. Fletcher, a director of the Company.

(7)

Includes 500,000 shares of common stock that may be acquired upon conversion of the Series B Convertible Preferred Stock as well as an additional 39,556 shares that may be acquired based on accrued dividends. The Holder(s) of the Series B Convertible Preferred Stock can vote together with the holders of the Company’s common stock (“Common Stock”) on an as-converted basis on each matter submitted to a vote of holders of Common Stock (whether at a meeting of shareholders or by written consent). In any such vote, the number of votes that may be cast by a Holder shall be equal to one (1) vote for each Conversion Share underlying such Holder’s outstanding shares of Series B Convertible Preferred Stock, subject to adjustment based on the applicable Maximum Conversion Amount, as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent.

(8)	Ms. Romeo has been granted 17,000 stock option awards, of which 15,000 will vest in January 2025 and 2,000 will vest in September 2025.

(9)	Mr. Macaluso has been granted 10,000 stock option awards, which will vest in May 2023.

EXECUTIVE COMPENSATION

The following table presents information regarding compensation of our principal executive officers for services rendered during fiscal years 2021 and 2020.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Incentive ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Jeffrey C. O’Hara, CEO President	2021	180,000	9,999	-	28,575	218,574
	2020	180,000	72,968	26,335	25,670	304,973

Joseph P. Macaluso, former PAO (4)	2021	135,876	12,500	-	11,706	160,082
	2020	140,000	21,450	10,534	9,867	181,851

Pauline X. Romeo CAO (5)	2021	17,500	-	15,488		32,988
	2020	-	-	-

(1)	The amounts shown in this column represent the dollar value of base cash salary earned by each named executive officer (“NEO”).
(2)

Amounts in this column represent the fair value required by ASC Topic 718 to be included in our financial statements for all options granted during that year (see Note 16 to Notes to the Consolidated Financial Statements).

(3)	The amounts shown in this column represent amounts for medical and life insurance as well as the Company’s match in the 401(k) Plan.
(4)

Effective November 13, 2020, Joseph P. Macaluso resigned as Principal Accounting Officer. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

(5)

On February 8, 2021, the board of directors of TIC appointed Pauline X. Romeo as the Chief Accounting Officer. Pursuant to the terms of her employment with the Company, Ms. Romeo will receive an annual base salary of $130,000 (the “Annual Salary”), will be eligible to receive certain customary benefits and will participate in the Company’s senior management bonus plan. Additionally, Ms. Romeo received 15,000 stock options pursuant to the Company’s 2016 Stock Option Plan. Upon termination of employment by the Company for reasons other than for cause, Ms. Romeo will be entitled to receive severance payment.

Processes and Procedures

The Compensation Committee recommends to the Board compensation for all employees, including executive officers. Employee directors are not compensated as Directors and the compensation for non-employee directors is determined annually by the entire Board. (See “Compensation of Independent Directors” above.)

The Compensation Committee evaluates the performance of the executive officers on an ongoing basis during the year. Management submits a proposal near the end of the year for annual compensation of all employees, including executives, based on its evaluation of the employee’s performance and contribution to the Company. The proposal recommends salary levels, keyman incentive awards, and stock option grants. The Compensation Committee considers management’s evaluation of each executive as well as the Committee’s own evaluation of his performance and published information on compensation for similar positions in competitive businesses. Because the Company is small and the executives are critical to its business success, compensation is also based on overall business success. The final recommendations of the Compensation Committee are reached by the committee in executive session without the presence of any party not a member of the committee. The Compensation Committee does not believe that there are any risks arising from the Company’s compensation policies that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee independently evaluates the performance of the CEO and determines the CEO’s salary, bonus, and stock option grant. The Compensation Committee sets qualitative objectives and responsibilities for the CEO consistent with the Company’s business model. These include creating shareholder value through a balanced focus on long-term returns on capital employed, earnings per share and total shareholder return; developing the long-term business strategy and assessing the effectiveness of the Company’s management development and succession planning process across the organization; ensuring that the business develops and meets high standards of safety, health, environmental performance as well as high ethical standards and compliance with applicable legal requirements; stewardship and enforcement of internal business controls; communicating effectively with all the Company’s shareholders; and working effectively with the Board in the pursuit of all these objectives.

The Compensation Committee does not delegate any of its responsibility and uses consultants only as a source of information about compensation in comparable businesses.

EXECUTIVE COMPENSATION (continued)

Incentive Plan

The Company has a key man incentive compensation program. Each year the Compensation Committee determines a percentage of operating profits to be distributed among senior employees, including executive officers. The percentage determined is based on the general performance of the Company, and the amount of operating profits available for shareholders and for reinvestment in the business. This element of compensation provides an incentive for short-term performance.

The percentage of operating profits so determined is then distributed to senior employees, including executive officers and to a category entitled “other”, based on: (a) the amount of the employee’s base salary; (b) his contribution to the Company; (c) the results of that contribution; (d) an estimated amount of his “special effort” on behalf of the Company; € his technical expertise, leadership, and management skills; and (f) the level of the overall compensation paid employees performing similar work in competitive companies.

Other Benefits

The Company sponsors the Tel-Instrument Electronics Corp. 401(k) Plan (the “401k Plan”), a tax qualified Code Section 401(k) retirement savings plan, for the benefit of its employees, including its NEOs. The 401k Plan encourages savings for retirement by enabling participants to make contributions on a pre-tax basis and to defer taxation on earnings on funds contributed to the 401k Plan. The Company makes matching contributions to the 401k Plan. All NEOs can make contributions to the 401k Plan. The NEOs also participate in group health and life benefits generally on the same terms and conditions that apply to other employees.

Stock Option Plan

The Compensation Committee also reviews management’s plan for granting qualified stock options in accordance with the foregoing criteria and within the limits set by the Board that employee stock options outstanding do not exceed 10-15% of total shares outstanding.

Grants of Plan-based Awards Table for Fiscal Year

There were no stock options granted during or for the 2021 fiscal year to our named executive officers.

Options Exercised and Stock Vested During Fiscal Year 2021

None.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding stock option grants held by named executive officers at the end of the 2021 fiscal year. The option exercise price set forth in the table is based on the closing market price on the date of grant.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date

Joseph P. Macaluso (2)	10,000		$3.19	5/08/24
Pauline X. Romeo		15,000	3.11	1/12/26
Jeffrey C. O’Hara	25,000		$3.19	5/08/24
(1)	Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary.
(2)

Notwithstanding Mr. Macaluso’s resignation as Principal Accounting Officer, the Board has extended Mr. Macaluso’s stock options for such time as he continues to provide consulting services to the Company.

EXECUTIVE COMPENSATION (continued)

Employment Contracts and Termination of Employment and Change-in-Control

With the exception of the severance arrangement for Pauline X. Romeo, there are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer of Tel which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company, any change in control of the Company or a change in the person’s responsibilities following a change in control of the Company.

Options Exercised and Stock Vested During Fiscal Year 2021

No shares were acquired upon exercising options awards by our NEO’s during fiscal year 2021.

Options granted to NEOs are consistent with the terms of options granted to other employees pursuant to the Employee Stock Option Plans (see Note 17 of the Notes to the Consolidated Financial Statements in the Annual Report). Options granted to NEOs may be tax sheltered to the grantee, and their value constitutes a charge to the Company (see Notes 2 and 17 to the Consolidated Financial Statements in the Annual Report).

Equity Compensation Plan Information

In December 2016, the Board adopted the 2016 Stock Option Plan (the “2016 Plan”) which reserved for issuance options to purchase up to 250,000 shares of its common stock. The shareholders approved the 2016 Plan at the January 2017 annual meeting.

Shareholders had previously adopted the 2006 Stock Option Plan, under which substantially all of the options have been granted. Therefore, the Board approved the 2016 Plan, and the terms are substantially the same as under the 2006 Employees Stock Option.

The 2016 Plan reserves for issuance options to purchase up to 250,000 shares of its common stock. All employees, directors and consultants are eligible to receive stock option grants under this plan. The 2016 Plan, which has a term of ten years from the date of adoption, is administered by the Board or by a committee appointed by the Board. The selection of participants, allotment of shares, and other conditions related to the grant of options, to the extent not set forth in the 2016 Plan, are determined by the Board. Options granted under the 2016 Plan are exercisable up to a period of five years from the date of grant at an exercise price which is not less than the fair market value of the common stock at the date of grant, except to a shareholder owning 10% or more of the outstanding common stock of the Company, as to which the exercise price must be not less than 110% of the fair market value of the common stock at the date of grant. Options, for the most part, are exercisable on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary. These terms can be modified based upon approval of the Board.

The following table provides information as of March 31, 2021, regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of options remaining available for future issuance under Equity Compensation Plans
Equity Compensation Plans approved by shareholders	98,500	$3.19	151,500
Equity Compensation Plans not approved by shareholders	-	-	-
Total	98,500	$3.19	151,500

* See discussion above and Note 17 of Notes to the Consolidated Financial Statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any corporate transaction which involves a related person, including transactions which would be required under Item 404 of Regulation S-K promulgated by the SEC, must be approved by the independent directors as being fair and reasonable to the Company and its shareholders. Any such approval would be included in the minutes of the Board.

The Company has obtained marketing and sales services from a brother-in-law of the Company’s CEO with the related fees and commissions amounting to $121,769 and $145,376 for the years ended March 31, 2021, and 2020, respectively.

Director Independence

On an annual basis, each director and executive officer is obligated to disclose any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest in accordance with Item 407(a) of Regulation S-K.

As of June 28, 2021, the Board determined that the following directors are independent under these standards:

Robert Walker, George Leon, and Robert Rice.

PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

We are asking our shareholders to provide advisory approval of the compensation of the NEOs, as we have described it in the “Executive Compensation” section of this proxy statement. While this vote is advisory, and not binding on the Company, it will provide information to our Board and Compensation Committee regarding investor sentiment about our executive compensation policies and practices, which the Committee will be able to consider when determining future executive compensation.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the Company’s NEOs, as disclosed pursuant to compensation disclosure rules of the SEC located in the “Executive Compensation” section of this proxy statement, and the accompanying executive compensation table and narrative discussions, is hereby APPROVED.”

The vote on this Proposal No. 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value input from shareholders and will consider the outcome of the vote when making future executive compensation decisions. The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AND THE 2022 COMPENSATION PAID TO THE NEO’s.

PROPOSAL 4:  NON-BINDING ADVISORY VOTE REGARDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Board of Directors and the Compensation Committee are seeking shareholder opinions on the frequency of future advisory votes regarding the Company’s executive compensation. Consistent with the intent of the Dodd-Frank Act and SEC rules, the Board of Directors is providing shareholders with the opportunity to cast a non-binding advisory vote. The compensation of the Company’s NEO is disclosed in the “Executive Compensation” section of this proxy statement, and the accompanying compensation tables and the related disclosures. The Board of Directors asks the shareholders to indicate the frequency with which they would like future votes. We are providing shareholders with the option of selecting a frequency of one, two or three years, or abstaining. The advisory vote on the frequency of the advisory vote on executive compensation that receives a plurality (that is, the largest number) of votes cast will be the preference selected by shareholders. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this advisory vote. In the interests of transparency and recognizing the importance of shareholder involvement with the Company, we recommend that our shareholders select a frequency of voting on executive compensation every one year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “EVERY ONE YEAR” FOR FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS

Proxy Materials for the Fiscal Year 2022 Annual Meeting

If a shareholder wishes to present a proposal for inclusion in the proxy materials for the 2022 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive officers of Tel-Instrument Electronics Corp., One Branca Road, East Rutherford, NJ 07073, Attn: Pauline X. Romeo, no later than October 1, 2022. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. See “Nominating Committee” above.

Fiscal Year 2022 Annual Meeting

A shareholder must give written notice to the Company of a proposal, not subject to SEC Rule 14a-8, or of a nomination, which the shareholder intends to submit at the annual meeting, at least 45 days before the anniversary of the date on the prior year’s Proxy Statement. If the Company does not receive such written notice prior to such 45 day period, all proxy cards will be voted at the meeting, as directed by the Board, in respect of such proposal or nomination.

To be timely for the 2022 Annual Meeting, written notice must be received by the Company at the above address, prior to October 1, 2022.

No shareholder proposals or notices were received in connection with the 2019 Annual Meeting.

Shareholder Communications

Any shareholder wishing to communicate with the Board may send a written communication, stating their name, the amount and duration of their share ownership and the substance of their communication to the Company at the address stated above under “Proxy Materials” and the communication will be distributed to each director.

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and a copy of our quarterly report on Form 10-Q for the period ended September 30, 2021, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, accompany the notice of this annual meeting, proxy statement and the related proxy card, but are not proxy solicitation material. We will furnish to any person whose proxy is being solicited, any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Pauline X. Romeo at the Company address at One Branca Road, East Rutherford, NJ 07073.

TEL-INSTRUMENT ELECTRONICS CORP.

By:	/s/ Jeffrey C. O’Hara
Jeffrey C. O’Hara
Chief Executive Officer

East Rutherford, New Jersey

January 11, 2022